QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

        The undersigned hereby certifies that the Amendment No. 2 on Form 10-K/A to the Annual Report on Form 10-K of Mandalay Resort Group (the "Company") for the annual period ended January 31, 2004 filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 26, 2004

/s/ MICHAEL S. ENSIGN Michael S. Ensign Chairman of the Board, Chief Executive Officer and Chief Operating Officer of Mandalay Resort Group

QuickLinks

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350